UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2013
Euronet Worldwide, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31648 (Commission File Number)	74-2806888 (I.R.S. Employer Identification No.)

3500 College Boulevard
Leawood, Kansas 66211
(Address of principal executive office)(Zip Code)

(913) 327-4200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.    Unregistered Sales of Equity Securities

On January 4, 2013, Euronet Worldwide, Inc. ("Euronet”) and an affiliate of Euronet entered into and simultaneously closed an acquisition agreement (“Acquisition Agreement”) to acquire 100% of the outstanding common stock of an Australian company, Pure Commerce Pty Ltd. (“Pure Commerce”) in a cash and stock transaction. With respect to the stock portion of the purchase price and pursuant to the Acquisition Agreement, Euronet issued 224,425 shares of Euronet common stock, $0.02 par value ("Euronet Common Stock") to the shareholders of Pure Commerce at closing and agreed pursuant to an earnout provision to issue additional shares of Euronet Common Stock in March 2014 if certain earnout performance targets are met during an earnout period ending December 31, 2013. The maximum value of shares of Euronet Common Stock that would be issued pursuant to the earnout provision is AUS $15 million (US $15,755,000 at current exchange rates). For purposes of the earnout, Euronet Common Stock will be valued at the average trading price of Euronet Common Stock on the NASDAQ Stock market for the 20 trading days prior to December 31, 2013 (the “20-day Average Price”). Using the closing price of Euronet Common Stock as of January 7, 2013 and current exchange rates, the number of shares that would be issued under the earnout if the maximum value were earned would be approximately 660,300 shares. The actual number of shares that will be issued under the earnout, if any, will depend on the extent of fulfillment of the earnout performance targets, the 20-day Average Price and the exchange rate of the Australian dollar into the U.S. dollar at the time of calculation of the earnout.
The issuance of shares of Euronet Common Stock to the shareholders of Pure Commerce was not registered under the Securities Act of 1933, as amended, in reliance on the private offering exemption of Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering, and pursuant to Regulation S promulgated under the Securities Act of 1933, as amended, as a transaction outside of the United States with persons who are not “U.S. Persons”. The securities were and will be issued to a small number of shareholders of Pure Commerce in a private transaction in Australia in which the shareholders have agreed to restrictions on resale. Under the Acquisition Agreement, Euronet has certain obligations to register for resale the shares of Euronet Common Stock issued under the Acquisition Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EURONET WORLDWIDE, INC.

By:	/s/ Jeffrey B. Newman
Jeffrey B. Newman Executive Vice President - General Counsel

Date: January 9, 2013